                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             UOL Publishing, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                              UOL PUBLISHING, INC.
                        8251 Greensboro Drive, Suite 500
                             McLean, Virginia 22102
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997
                               ------------------

TO THE STOCKHOLDERS OF
UOL PUBLISHING, INC.

     The Annual Meeting of Stockholders of UOL Publishing, Inc., a Delaware corporation (the "Company") will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia, on Wednesday, May 28, 1997 at 10:00 a.m., for the following purposes:

        1. To elect a board of seven directors;

        2. To approve amendments to the Company's 1996 Stock Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder by 388,933 shares;

        3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997; and

        4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even if such stockholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996.

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, STOCKHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                               Narasimhan P. Kannan,
                                               Chairman of the Board and
                                               Chief Executive Officer

McLean, Virginia
April 30, 1997

                              UOL PUBLISHING, INC.
                        8251 Greensboro Drive, Suite 500
                             McLean, Virginia 22102
                               ------------------

                                PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of UOL Publishing, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia at 10:00 a.m. on Wednesday, May 28, 1997, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 8251 Greensboro Drive, Suite 500, McLean, Virginia 22102. Copies of this Proxy Statement and accompanying proxy card were mailed to stockholders on or about April 30, 1997.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Leonard P. Kurtzman, Corporate Secretary), or by attending the Meeting and voting in person.

VOTING

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the seven nominees for director identified below; (ii) FOR approval of the amendments of the Company's 1996 Stock Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder by 388,933; (iii) FOR ratification of the appointment of Ernst & Young LLP, Vienna, Virginia, as independent auditors of the Company for the fiscal year ending December 31, 1997; and (iv) in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Meeting.

RECORD DATE

     Only the holders of record of the Company's Common Stock at the close of business on the record date, March 31, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 3,186,167 shares of Common Stock were outstanding. Stockholders will be entitled to one vote for each share of Common Stock held on the Record Date.

                    PROPOSAL NO. 1 -- ELECTIONS OF DIRECTORS

NOMINEES

     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than five nor greater than nine. The number of directors is currently eight, but the number authorized to be elected at the Meeting is seven. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any such nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the directors or nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                        NAME OF MANAGEMENT NOMINEE                   AGE    DIRECTOR SINCE
        ----------------------------------------------------------   ---    --------------
        Narasimhan P. Kannan......................................   48          1984
        Carl N. Tyson.............................................   47          1995
        Edson D. deCastro.........................................   58          1994
        Dennis J. Dougherty.......................................   49          1986
        Barry K. Fingerhut........................................   51          1996
        William E. Kimberly.......................................   64          1995
        D. Wayne Silby............................................   48          1995
        OTHER CURRENT DIRECTOR
        ----------------------------------------------------------
        W. Braun Jones, Jr........................................   52          1994

     Narasimhan P. "Nat" Kannan has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since he founded the Company in 1984. Prior to founding the Company, he co-founded Ganesa Group, Inc., a developer of interactive graphics and modeling software, in 1981. Prior thereto, he served as a consultant to Booz Allen and Hamilton, Inc., the MITRE Corporation, The Ministry of Industry of the French Government, the Brookhaven and Lawrence Livermore National Laboratories, the White House Domestic Policy Committee on Energy, and Control Data Corporation. He holds a B.S. in Engineering from the Indian Institute of Technology in Madras, India, and he performed advanced graduate work in business and engineering at Dartmouth College.

     Carl N. Tyson joined the Company as President and Chief Operating Officer in November 1995. From 1992 to 1995, Mr. Tyson served as President, College Publishers, at Harcourt General Corporation. From 1988 to 1992 he was employed by McGraw-Hill Inc., most recently as President, College Division. Mr. Tyson holds a B.A. and M.A. in history from Wichita State University and a Ph.D. in history from Oklahoma State University.

     Edson D. deCastro has been a director of the Company since 1994. From June 1995 to January 1997 Mr. deCastro served as Chief Executive Officer of Xenometrix, Inc. and has been its Chairman since 1992. Mr. deCastro was the founder of Data General Corporation and served as its Chief Executive Officer from 1968 to 1990. From January 1990 to June 1995, Mr. deCastro was an independent contractor. Mr. deCastro also serves on the boards of directors of several early-stage technology companies. He holds a B.S. in Electrical Engineering from the University of Lowell.

     Dennis J. Dougherty has been a director of the Company since 1986. Mr. Dougherty has been a General Partner of Intersouth Partners, L.P., a North Carolina-based venture capital firm since 1984. Mr. Dougherty also serves as a director of Cardiovascular Diagnostics, Inc., a publicly held medical device corporation, and several other private companies. In 1994, Microwave Laboratories, Inc., a venture capital portfolio company of which Mr. Dougherty had been a director until December 1993, filed a petition for bankruptcy. Mr. Dougherty holds a B.A. in Marketing from Oklahoma City University.

     Barry K. Fingerhut has been a director of the Company since August 1996. Since 1981 he has been employed by GeoCapital, a registered investment advisor, and has served as its Portfolio Manager and President since 1991. Mr. Fingerhut is a General Partner of the General Partner of Wheatley Partners, L.P., an investment company, and is cofounder and principal of Applewood Associates, L.P. and 21st Century Communications Partners, L.P., both investment partnerships. Mr. Fingerhut serves as a director of Milbrook Press, Inc., a publicly held publisher of children's books, Carriage Services, Inc., a publicly held corporation, and several private companies, including Glasser Legal Works, Inc., a niche publisher of legal texts, journals and seminars, and Online Resources, Inc. Mr. Fingerhut holds a B.S. from the University of Maryland and an M.B.A. with a concentration in Finance/Investments from New York University.

     W. Braun Jones, Jr., Senior Advisor, has been associated with the Company since 1992 and is co-developer of the Company's current business strategy. Mr. Jones has served as a director of the Company since 1994. Mr. Jones served as Vice President, Strategic Ventures, of the Company from 1994 until December 1996. From 1980 to 1992, Mr. Jones served as Chairman of the Board and Chief Executive Officer of Carlyn Computer Systems, Inc., a computer dealer and leasing company. From 1985 to 1991, he served as the Vice Chairman of the Board of Directors of Suburban Bank, a commercial bank founded by him. Mr. Jones also serves as a director of Micro-Integration Corp., a publicly held corporation that manufactures mid-range computer hardware and software, and Globalink, Inc., a publicly held corporation that develops language translation software, and several private companies. Mr. Jones holds a B.A. and M.B.A. from The George Washington University.

     William E. Kimberly has been a director of the Company since October 1995. Mr. Kimberly served as the President of the Manchester Group, Ltd., an investment banking firm, from 1990 to 1992, and as Chairman of NAZTEC International Group, Inc., its successor, since 1994. Prior thereto, M. Kimberly served in various senior executive capacities for 23 years for Kimberly Clark Corporation. Mr. Kimberly also serves as a director of Globalink, Inc., a publicly held corporation that develops language translation software, and several private emerging growth companies. He is a member of the Board of Trustees of The Asheville School and the Pan American Development Foundation and is a member of the Leadership Council on the Americas of the Center for Strategic and International Studies.

     D. Wayne Silby has been a director of the Company since October 1995. Mr. Silby has been the Chairman of the General Partner of Calvert Social Venture Partners, L.P. and the President of Calvert Social Investment Fund, both investment companies, since 1985. Mr. Silby holds a B.S. in Economics from the Wharton School of Finance and a J.D. from the Georgetown University Law School.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. During the fiscal year ended December 31, 1996, the Board of Directors held four formal meetings, excluding actions by unanimous written consent. Each Member of the Board attended at least 75% of the fiscal 1996 meetings of Board of Directors and Board committees of which he was a member.

     The Board of Directors has an Audit Committee, and has recently established a Compensation Committee and a Nominating Committee. The Audit Committee currently consists of Messrs. Dougherty, Kimberly and Silby. The Audit Committee held its first meeting on December 10, 1996. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee currently consists of Messrs. deCastro, Dougherty and Fingerhut. During 1996, the Compensation Committee held no formal meetings, excluding actions by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of the Company, and determines the amount and type of equity incentives granted to participants in the Company's 1996 Stock Plan. The Nominating Committee currently consists of Messrs. Kannan, Tyson, Dougherty and Fingerhut. The Nominating Committee makes recommendations to the Board regarding the slate of directors to be nominated for election at the Company's annual meetings of stockholders. The Nominating Committee held its first meeting on February 18, 1997.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. However, because directors are elected by a plurality vote, abstentions in the election of directors have no effect once a quorum exists. In a 1988 case, Berlin v. Emerald Partners, the Delaware Supreme Court held that broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, the Company intends to treat broker non-votes with respect to the election of directors in this manner.

     THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE MANAGEMENT NOMINEES LISTED ABOVE.

                    PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT
                             TO THE 1996 STOCK PLAN

     The Company's 1996 Stock Plan (the "1996 Plan") was adopted and approved by the Board of Directors in August 1996 and by the stockholders of the Company in September 1996. A total of 524,893 shares of Common Stock have been reserved for issuance under the 1996 Plan, 388,933 of which are subject to stockholder approval at the Meeting. As of March 31, 1997, no shares of Common Stock had been issued upon exercise of options granted under the 1996 Plan, and options for 411,650 shares were outstanding thereunder at a weighted average exercise price of $12.90 per share. Therefore, no additional shares are available under the 1996 Plan without stockholder approval.

     The 1996 Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants. The 1996 Plan also allows for the grant of purchase rights, but none have been granted to date.

     Furthermore, the 1996 Plan provides for automatic grants to directors who are not employees of the Company, at the time elected or re-elected to the Board of Directors, in an amount of 7,000 shares (the "Automatic Grant Program"). Subject to continued status as a director, options granted pursuant to the Automatic Grant Program shall be subject to a vesting schedule whereby shares shall be released as follows: 25% of the shares shall be released on each of the fifth, sixth, seventh and eighth anniversaries of the date of grant; provided, however, that notwithstanding the foregoing, all of the shares shall vest in full at such time within four years of the date of grant that the average of the fair market value of the Common Stock over 20 consecutive trading days is greater than the price equal to the fair market value as of the date of grant multiplied by a four-year compound growth rate of 22 1/2% per year.

     As of December 31, 1996, approximately 48 persons were eligible to receive grants under the 1996 Plan. The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the restrictions of the 1996 Plan, the Compensation Committee determines who is granted options, the terms of options granted, including exercise price, the number of shares subject to the option and the option's exercisability. The current members of the Compensation Committee are Messrs. deCastro, Dougherty and Fingerhut.

     The exercise price of options granted under the 1996 Plan is determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check to the order of the Company, or by any other means determined by the Board of Directors.

     Options granted to employees under the 1996 Plan generally become exercisable in increments, based on the optionee's continued employment with the Company, over a period of up to five years. The term of an incentive stock option may not exceed 10 years. The form of option agreement generally provides that options granted under the 1996 Plan, whether incentive stock options or nonstatutory options, expire 10 years from the date of grant. Incentive stock options granted pursuant to the 1996 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company's assets, the successor corporation will assume all options outstanding under the 1996 Plan (and such assumed option shall vest in its entirety in the event that the optionee is terminated without cause within the 12-month period following the consummation of the merger or sale of assets). If such successor corporation fails or refuses to assume the options or to issue substantially equivalent options, then the outstanding options under the 1996 Plan shall accelerate and become fully exercisable.

     The Board may amend the 1996 Plan at any time or from time to time or may terminate the 1996 Plan without the approval of the stockholders, provided that stockholder approval is required for any amendment to the 1996 Plan requiring stockholder approval under applicable law as in effect at the time. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1996 Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 1996 Plan will terminate in August 2006, unless terminated sooner by the Board.

TAX CONSEQUENCES OF OPTIONS

     An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or holder of more than 10% of the outstanding Common Stock of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PROPOSED AMENDMENTS

     In December 1996, the Compensation Committee of the Board of Directors adopted an amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder by 388,933 shares, from 135,960 shares to 524,893 shares (the "Share Amount Amendment"). Without giving effect to the Share Amount Amendment, as of December 31, 1996, no shares remained available for future grant under the 1996 Plan, which will not allow the Company to meet its anticipated needs with respect to the issuance of additional options to employees and consultants of the Company.

     In December 1996, the Compensation Committee of the Board of Directors also amended the 1996 Plan to establish the Automatic Grant Program.

     At the Meeting, the stockholders are being asked to approve the above-described amendments to the 1996 Plan.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting will be required to approve the Share Amount Amendment. The other amendments to the 1996 Plan do not require stockholder approval, but are being presented to the stockholders for ratification at the Meeting. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both whether a quorum is present at the Meeting and the total number of shares represented in voting on this proposal at the Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to this proposal will therefore not be considered represented and voting and, accordingly, will not affect the determination as to whether the requisite vote has been obtained to approve this proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1996 PLAN.

                               PROPOSAL NO. 3 --
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Ernst & Young LLP, Vienna, Virginia, to serve as the independent auditors of the Company for the fiscal year ending December 31, 1997, and recommends that the stockholders ratify such action. Ernst & Young LLP has audited the accounts of the Company since 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Ernst & Young LLP are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Ernst & Young LLP. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of the Record Date by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each of the Named Officers, as listed under "-- Executive
Compensation -- Summary Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                                         SHARES
                                                                      BENEFICIALLY    PERCENTAGE
                                 NAME                                   OWNED(1)       OWNED(2)
    ---------------------------------------------------------------   ------------    ----------
    Austin O. Furst, Jr.(3)........................................        326,494        9.8%
         138 Frogtown Road
         New Canaan, CT 06840
    Narasimhan P. Kannan(4)........................................        315,052        9.7%
    Barry K. Fingerhut(5)..........................................        309,824        9.7%
    Wheatley Partners, L.P. .......................................        264,579        8.3%
         80 Cutler Mill Road, Suite 311
         Great Neck, NY 11021
    Laifer Capital Management, Inc.(6).............................        165,000        5.2%
         45 West 45th Street
         New York, New York 22102
    W. Braun Jones, Jr.(7).........................................        114,350        3.5%
    Intersouth Partners............................................        105,356        3.3%
    Dennis J. Dougherty(8).........................................        105,356        3.3%
    William E. Kimberly(9).........................................         53,631        1.7%
    D. Wayne Silby(10).............................................         46,198        1.5%
    Carl N. Tyson(11)..............................................         21,244       *
    Edson D. deCastro(11)..........................................          4,532       *
    All directors and executive officers as a group (11
      persons)(12).................................................      1,046,266       30.7%

---------------
 *   Less than one percent.

 (1) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated below. Share ownership in each case includes shares issuable upon exercise of warrants and options that may be exercised within 60 days after the Record Date.

 (2) As of the Record Date the Company had 3,186,167 shares of Common Stock outstanding. Share ownership in each case includes shares issuable upon exercise of warrants and options that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.

 (3) Includes 152,496 shares underlying warrants held by trusts for which Mr. Furst is the trustee and which are currently exercisable.

 (4) Includes 67,980 shares underlying a warrant held by Mr. Kannan that is currently exercisable.

 (5) Consists of 22,563 shares held by Mr. Fingerhut, 6,000 shares held by his minor children and 264,579 and 16,682 shares held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., respectively, two investment companies of which Mr. Fingerhut serves as a General Partner of the General Partner. Mr. Fingerhut disclaims beneficial ownership of the shares held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P.

 (6) As reported in the Schedule 13G dated February 6, 1997 filed with the Securities and Exchange Commission by Laifer Capital Management, Inc.

 (7) Includes 43,279 vested shares underlying options and 31,248 shares underlying warrants held by Mr. Jones that are currently exercisable.

 (8) Consists of shares held by Intersouth Partners, L.P., a venture capital fund of which Mr. Dougherty serves as a General Partner of the General Partner. Mr. Dougherty disclaims beneficial ownership of such shares.

 (9) Includes 10,197 shares underlying a warrant held by Mr. Kimberly that is currently exercisable, 2,266 vested shares underlying options, as well as 5,345 outstanding shares of Common Stock and 2,549 shares underlying a currently exercisable warrant, both held by Elena Kimberly, Mr. Kimberly's wife.

(10) Consists of 2,266 vested shares underlying options and 18,852 and 25,080 shares held by Calvert Social Venture Partners, L.P. and Calvert Social Investment Fund, respectively, two investment companies of which Mr. Silby serves as Chairman of the General Partner and President, respectively. Mr. Silby disclaims beneficial ownership of such shares.

(11) Consists of vested shares underlying options.

(12) Includes the shares (including shares underlying options and warrants) discussed in footnotes (4), (5) and (7)-(11). Also includes 42,487 outstanding shares and 33,592 vested shares underlying options held by other executive officers.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth all compensation paid by the Company for services rendered to it in all capacities for the fiscal years ended December 31, 1995 and 1996, to the Company's Chief Executive Officer and the Company's other executive officers who earned at least $100,000 in the respective fiscal year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                          ANNUAL           ------------
                                                       COMPENSATION           STOCK
                                         FISCAL    --------------------      OPTIONS        ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS        (SHARES)      COMPENSATION
--------------------------------------   ------    --------    --------    ------------    ------------
Narasimhan P. Kannan..................    1996     $156,556    $  2,500        --            $  1,586(1)
     Chairman and Chief Executive
     Officer                              1995     $119,792       --           --            $    840(1)
Carl N. Tyson.........................    1996     $227,500    $107,500       132,487        $ 50,093(2)
     President and Chief Operating
     Officer
W. Braun Jones, Jr....................    1996     $ 89,429    $ 40,000        23,792        $ 84,500(3)
     Vice President of Strategic
     Ventures

---------------
(1) Consists of taxable premiums paid for life insurance.

(2) Consists of $50,000 of moving expenses and $93 of taxable premiums paid for life insurance.

(3) Consists of $50,000 paid in connection with Mr. Jones' execution of a noncompetition agreement and $34,500 of back wages for services rendered in prior years.

  Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

     The following table summarizes all option grants during the fiscal year ended December 31, 1996 to the Named Officers:

            OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1996

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                          NUMBER OF           % OF                                             STOCK PRICE
                            SHARES       TOTAL OPTIONS                                         APPRECIATION
                          UNDERLYING       GRANTED TO       EXERCISE OR                     FOR OPTION TERM(2)
                           OPTIONS        EMPLOYEES IN       BASE PRICE     EXPIRATION    ----------------------
         NAME              GRANTED      FISCAL YEAR 1996    PER SHARE(1)       DATE          5%          10%
-----------------------   ----------    ----------------    ------------    ----------    --------    ----------
Carl N. Tyson..........     42,487(3)           8.2%           $ 8.83         03-05-01    $103,650    $  229,039
                            90,000(4)          17.5%           $12.75         12-20-06    $721,657    $1,828,819
W. Braun Jones, Jr. ...     15,295(5)           3.0%           $ 8.83         08-30-99    $ 21,288    $   44,703
                             8,497(6)           1.6%           $13.00         12-20-06    $ 69,468    $  176,046

---------------
(1) The exercise price may be paid in cash or a check to the order of the Company, or by any other means determined by the Board of Directors.

(2) Compounding is based on the number of years from the date of grant to the date of expiration of such option. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) Granted in March 1996 and vesting one-fourth upon the date of grant and ratably over three years thereafter, based upon continued employment.

(4) Granted in December 1996 and vesting in four equal annual installments beginning in December 2001, based upon continued employment (subject to acceleration in full prior to December 20, 2000 in the event that the average of the fair market value of the Common Stock over any 20 consecutive trading days is greater than $28.75 per share).

(5) Granted in March 1996, all of which are fully vested.

(6) Granted in December 1996, one-third of which became exercisable as of the date of the grant, with the remaining shares vesting in equal installments on December 2, 1997 and December 2, 1998, based upon continued employment.

     No Named Officer exercised a stock option during the year ended December 31, 1996. The following table sets forth certain information concerning the number and value of unexercised options held by the Named Officers as of December 31, 1996:

                         FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                 UNDERLYING                           IN-THE-MONEY
                                           UNEXERCISED OPTIONS AT                      OPTIONS AT
                                             DECEMBER 31, 1996                   DECEMBER 31, 1996 (1)
                                     ----------------------------------    ----------------------------------
                 NAME                EXERCISABLE(2)    UNEXERCISABLE(2)    EXERCISABLE(2)    UNEXERCISABLE(2)
    ------------------------------   --------------    ----------------    --------------    ----------------
    Narasimhan P. Kannan..........       67,980             --                $480,619           $--
    Carl N. Tyson.................       10,622             121,865           $ 46,949           $185,843
    W. Braun Jones, Jr. ..........       43,279               5,665           $379,442           $  1,416

---------------
(1) Value based on the difference between the fair market value of the shares of Common Stock at December 31, 1996 ($13.25), as quoted on the Nasdaq Stock Market, and the exercise price of the options.

(2) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.

EMPLOYMENT AGREEMENTS

     In July 1996, the Company entered into an employment agreement with each of Messrs. Kannan and Tyson. The agreements provide for an annual base salary of $160,000 (which was increased to $180,000 upon the completion of the initial public offering of the Company's Common Stock in December 1996 (the "IPO")) for Mr. Kannan and of $210,000 for Mr. Tyson, and annual incentive-based bonus compensation of up to 50% of such base salary. The exact amount of such bonus compensation is determined by the Company's Board of Directors, based upon the annual growth rate in revenues and earnings of the Company. Under the agreements, Messrs. Kannan and Tyson are also eligible to participate in all employee benefit plans and programs that the Company offers to its executive employees and are entitled to reimbursement for all documented reasonable business expenses they incur. The initial terms of the agreements expire in June 1998, but the agreements are subject to automatic one-year renewal terms. Consistent with Company policies, in the event that Mr. Kannan or Mr. Tyson is terminated by the Board without cause, or in the event that Mr. Kannan or Mr. Tyson resigns for good reason, the Company is required to continue paying his salary for nine months as severance pay. In the event of a material change in Mr. Kannan's duties, titles, authority or position with the Company, he may elect, in lieu of receiving such severance pay, to enter into a consulting arrangement with the Company, whereby Mr. Kannan would provide consulting services to the Company for a period of one year and be paid $750 per day for providing such services.

     In connection with the Company's acquisition of CTA in August 1996, the Company entered into an employment and noncompetition agreement with Michael Brown. The agreement provides for an annual base salary of $150,000 and annual incentive-based bonus compensation of up to 50% of such base salary. The exact amount of such bonus compensation is determined by the Company's Board of Directors, based upon Mr. Brown's performance. In January 1997, Mr. Brown received an additional bonus of $150,000 pursuant to this agreement. Under the agreement, Mr. Brown is also eligible to participate in all employee benefit plans and programs that the Company offers to its executive employees and is entitled to reimbursement for all documented reasonable business expenses he incurs. The term of the agreement is two years. In the event Mr. Brown is terminated by the Board without cause, the Company is required to continue paying Mr. Brown's base salary and providing certain other benefits for six months.

     In August 1996, the Company entered into an employment agreement with Mr. Kurtzman. The agreement provides for an annual base salary of $150,000 and annual incentive-based bonus compensation of up to 50% of such base salary. The exact amount of such bonus compensation is determined by the Company's Board of Directors, based upon the achievement of specified performance goals established by the Board. Under the agreement, Mr. Kurtzman is also eligible to participate in all employee benefit plans and programs that the Company offers to its executive employees and is entitled to reimbursement for all documented reasonable business expenses he incurs. The initial term of the agreement expires in August 1998, but the agreement is subject to automatic one-year renewal terms. Consistent with Company policies, in the event that Mr. Kurtzman is terminated by the Board without cause, or in the event that Mr. Kurtzman resigns for good reason, the Company is required to continue paying Mr. Kurtzman's salary for six months as severance pay.

     In October 1996, the Company and Mr. Jones executed a letter agreement, effective upon consummation of the Company's IPO, pursuant to which Mr. Jones became employed by the Company as a senior advisor. The agreement provides for an annual base salary of $100,000 and the issuance to Mr. Jones of options to purchase 8,497 shares of Common Stock, one-third of which became exercisable as of the consummation of the IPO, with the remaining shares vesting in equal installments on the first and second anniversaries of such date, based upon continued employment. Mr. Jones is entitled to receive as additional compensation $10,000 for each approved strategic partnership he closes for the Company and 1.5% of the net revenues generated in connection therewith for a period of three years from the date revenues are first generated (2.25% in respect of revenues generated in 1997). In January 1997, Mr. Jones received a $100,000 nonrefundable advance against his additional compensation. This additional compensation will cease to be paid after two years from the date of termination of Mr. Jones' employment. Mr. Jones also became entitled to receive a $100,000 payment upon his execution of a two-year noncompetition agreement, which amount was paid in two equal installments in

December 1996 and January 1997. Mr. Jones will continue to be covered under the Company's insurance plan.

COMPENSATION OF DIRECTORS

     All directors are reimbursed for expenses incurred in connection with each board committee meeting attended.

     The 1996 Plan provides for the grant of nonstatutory options to non-employee directors of the Company pursuant to the Automatic Grant Program, as described above under the heading "Proposal No. 2 -- Approval of Amendments to the 1996 Stock Plan".

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors was recently established and is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in 1996.

     The Compensation Committee of the Board of Directors consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee is currently composed of Messrs. Dougherty, Fingerhut and deCastro. The members of the Compensation Committee are "disinterested" (as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and also administer the Company's stock plans.

     For compensation paid to the Chief Executive Officer and other Named Officers in 1996, no reference was made to the data for comparable companies included in the performance graph included in this proxy statement under the heading "-- Performance Graph" (the "Performance Graph").

     Neither the material in this report nor the Performance Graph is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     Compensation Philosophy. The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interest of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company's employees.

     Each year, the Compensation Committee reviews the Company's executive compensation program. In its review, the Compensation Committee studies the compensation packages for executives of companies at a comparable stage of development and in the Company's geographical area, assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous fiscal year. The Compensation Committee also gauges the success of the compensation program in achieving its objectives in the previous year, and considers the Company's overall performance objectives.

     Each element of the Company's executive compensation program is discussed below.

     Base Salaries. The Compensation Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for 1996 were established at the beginning of that fiscal year, or when the executive joined the Company, as the case may be. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Compensation Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Compensation Committee also measures individual performance based upon a number of factors, including measurement of the Company's historic and recent financial and operational performance and the individual's contribution to that performance, the individual performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

     Incentive Compensation. Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. Because the Company has been in the early stages of development, it has not historically paid cash bonuses. However, in 1996, bonuses were paid in recognition of the achievements of the Company during the year, primarily consisting of the establishment of several corporate and academic partnerships, the launch of several course offerings, and the IPO. The Compensation Committee does not have an exact formula for determining bonus payments, but has established general target bonus levels (up to a maximum of 50% of base salary) for executive officers, at the beginning of 1997 based in relatively equal measures upon the Compensation Committee's subjective assessment of the Company's projected revenues and net income, and other operational and individual performance factors. The Committee may adjust these targets during the year.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation plan for its executive officers is based upon the Company stock plans. The Company believes that placing a portion of its executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Options generally vest over a three to five-year period based upon continued employment. During 1996, the Company also granted performance-based options to the President and four other executive officers. These grants vest ratably over four years beginning in 2001 subject to accelerated vesting in full if the Company's Common Stock price reaches a price of $28.75 per share and remains at that level for at least 20 trading days.

     In establishing this long-term compensation scheme (in the form of stock option grants), the Board directly linked the vesting of certain options granted to executive officers in 1996 to the achievement by the Company of certain earnings milestones. In determining the number of options to grant an executive, the Board primarily considered the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Compensation Committee's policy to grant options at fair market value unless particular circumstances warrant otherwise.

     Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives. During fiscal 1996, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

     Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation is based upon the same elements and measures of performance as is the compensation for the Company's other executive officers. The Compensation Committee approved a base salary for Mr. Kannan for 1996 of $160,000 based upon the same factors as were the base salaries of the other executive officers. Mr. Kannan's base salary was increased to $180,000 following successful completion of its IPO in November 1996. In structuring the compensation of Mr. Kannan, the Compensation Committee considered the alignment of his compensation package with the financial performance of the Company to be essential. Based upon the Company's improved operational performance over the past year, measured as described under "Incentive Compensation" above, the Compensation Committee also approved the payment of a bonus to Mr. Kannan of $25,000 payable in 1997.

     Section 162(m) of the Code. It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to such companies beginning in 1994. The Compensation Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

     Neither the material in this report, nor the Performance Graph, is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        Submitted by:       THE COMPENSATION COMMITTEE
                            Edson D. deCastro
                            Dennis J. Dougherty
                            Barry K. Fingerhut

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. deCastro, Dougherty and Fingerhut, none of whom was at any time during the fiscal year ended December 31, 1996 or at any other time an officer or employee of the Company.

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Market Return Index of the Nasdaq Stock Market and CRSP Nasdaq Non-Financial Stocks Total Return Index. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on November 26, 1996 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the stocks in the CRSP Total Market Return Index of the Nasdaq Stock Market and the stocks in the CRSP Nasdaq Non-Financial Stocks Index.

       (Performance Graph appears here with the following plot points)

        Measurement Period                                                      NASDAQ Non-
      (Fiscal Year Covered)                UOLP          NASDAQ CRSP Total       Financial
11/26/96                                        100.00              100.00              100.00
                                                 98.08              100.50              100.59
                                                 98.08              100.91              101.08
                                                 99.04              101.56              101.75
                                                 98.08              101.63              101.83
12/04/96                                        100.00              101.41              101.68
                                                100.00              101.67              101.95
                                                 99.04              100.67              100.94
                                                 98.08              103.04              103.51
                                                 98.08              102.67              103.06
                                                 98.08              102.46              102.87
12/12/96                                         98.08              101.58              102.01
                                                 98.08              100.40              100.71
                                                 98.08               98.45               98.53
                                                 98.08               98.89               98.96
                                                 98.08              100.46              100.67
                                                 98.08              101.32              101.45
12/20/96                                         98.08              100.68              100.68
                                                 98.08               99.95               99.83
                                                 99.04              100.62              100.54
                                                 99.04              101.21              101.15
                                                 98.08              100.93              100.84
                                                100.00              100.55              100.37
12/31/96                                        101.92              100.81              100.69
                                                                                NASDAQ Non-Fi-
                                                  UOLP   NASDAQ CRSP Total             nancial
11/26/96                                        100.00              100.00              100.00
12/04/96                                        100.00              101.41              101.68
12/12/96                                         98.08              101.58              102.01
12/20/96                                         98.08              100.68              100.68
12/31/96                                        101.92              100.81              100.69

---------------
(1) Indicates comparison of total return solely for that period of 1996 (November 26, 1996 - December 31, 1996) during which the Company's Common Stock was registered under Section 12 of the Exchange Act.

(2) Total return assumes reinvestment of dividends. Total returns for the Nasdaq Stock Market and the Nasdaq Non-Financial Stocks indices are weighted based on market capitalization.

CERTAIN TRANSACTIONS

     From November 1994 to April 1996, the Company entered into Subscription Agreements with certain investors pursuant to which the Company issued and sold shares of convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), for total consideration of $3,800,889, which shares converted into a total of 448,588 shares of Common Stock upon consummation of the IPO. Calvert Social Venture Partners, L.P. and the Calvert Social Investment Fund, two investment companies of which D. Wayne Silby, a director of the Company, serves as the Chairman of the General Partner and President, respectively, purchased Series A Preferred Stock which converted into 18,852 and 25,080 shares of Common Stock, respectively, upon consummation of the IPO.

     In May 1996, the Company borrowed $130,000 from W. Braun Jones, Jr., then a director and executive officer of the Company, pursuant to a subordinated promissory note, the principal of which was convertible into 6,904 shares of Common Stock at a conversion price of $18.83 per share prior to the Jones Transactions, as defined below (the "Jones Note"). In connection therewith, the Company also issued to Mr. Jones warrants to purchase an aggregate of 6,904 shares of Common Stock at an exercise price of $18.83 per share prior to the Jones Transactions (the "Jones Warrants"). Under the terms of both the Jones Note and the

Jones Warrant, Mr. Jones, prior to the Jones Transactions, was entitled to price-based anti-dilution protection with respect to the conversion price under the Jones Note and the exercise price under the Jones Warrants, such that Mr. Jones, upon the conversion of the Company's Series B Preferred Stock into Common Stock at an effective conversion price of $9.12 per share upon consummation of the IPO, became entitled to convert the principal and accrued interest under the Jones Note into 14,988 shares of Common Stock and to exercise the Jones Warrants for 14,253 shares of Common Stock at a conversion price and exercise price, respectively, of $9.12 per share. Mr. Jones entered into an agreement in September 1996 pursuant to which he converted the principal and accrued interest under the Jones Note into 14,988 shares of Common Stock at a conversion price of $9.12 per share upon consummation of the IPO (the "Jones Transactions").

     In March 1996, the Company borrowed $300,000 from Frogtown Holdings, Inc. ("Frogtown"), a corporation controlled by Austin O. Furst, Jr., a principal stockholder of the Company, in exchange for which the Company issued to Frogtown a Senior Convertible Promissory Note convertible into shares of Common Stock at a conversion rate of $18.83 per share prior to the Furst Transactions, as defined below (the "Frogtown Note"). Certain trusts for the benefit of Mr. Furst's daughters (the "Trusts") also hold warrants to purchase 101,970 shares of Company Common Stock at an exercise price of $13.00 per share (the "IPO Price Warrants") and warrants to purchase 101,970 shares of Company Common Stock at an exercise price of $8.83 per share (the "$8.83 Warrants"). The Trusts entered into an agreement in September 1996 to eliminate their contractual rights to price-based anti-dilution adjustments to the number of shares underlying the IPO Price Warrants except with respect to issuances below $8.83. Upon consummation of the IPO, the Trusts purchased 67,980 shares underlying the $8.83 Warrants. In consideration thereof, the Company issued to Mr. Furst a warrant to purchase 15,687 shares of Common Stock at an exercise price of $13.00 per share. In addition, the Company repaid the Frogtown Note out of the proceeds of the warrant exercise described above in full upon consummation of the IPO. The foregoing transactions are referred to herein as the "Furst Transactions."

     In July 1996, the Company entered into the Series B Preferred Stock Purchase Agreement with Wheatley Partners, L.P., a principal stockholder of the Company ("Wheatley"), and certain other investors, including Barry K. Fingerhut, a General Partner of the General Partner of Wheatley and a director of the Company, pursuant to which the Company issued and sold an aggregate of 185,877 shares of Series B Preferred Stock, which converted into 393,780 shares of Common Stock upon consummation of the IPO for aggregate cash consideration of $3,500,000.

     In August 1996, the Company completed its acquisition of Cognitive Training Associates, Inc., a Texas corporation ("CTA"), pursuant to an Agreement and Plan of Merger among CTA, the Company and a wholly-owned subsidiary of the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company acquired all of the outstanding capital stock of CTA in exchange for 42,487 shares of Common Stock, which were issued to Michael Brown, CTA's President, Chief Executive Officer and sole shareholder. In connection with the acquisition, Mr. Brown entered into a two-year, renewable employment agreement with the Company and currently serves as the Company's Executive Vice President, Business Development. See "Management -- Executive Compensation -- Employment Agreements."

     In connection with the resignation of John D. Phillips from the Board of Directors in August 1996, the Board of Directors accelerated the vesting of options granted to Mr. Phillips in November 1994 for the purchase of 6,798 shares of Common Stock at an exercise price of $1.47 per share.

     From 1992 through 1995, the Company loaned funds to Nat Kannan, the Company's founder and Chief Executive Officer, the largest outstanding principal amount under which, together with interest accrued thereon, during 1996 was approximately $251,000. Pursuant to the terms of Mr. Kannan's employment agreement, Mr. Kannan applied the entire amount of back wages owed to Mr. Kannan by the Company of approximately $392,000 to satisfy his debt obligation and the Company's income tax withholding obligations upon consummation of the IPO. In addition, in December 1996, the Company loaned Mr. Kannan an additional $100,000, bearing interest at the prime rate, as announced from time to time by First Union National Bank, minus one percent with principal and accrued interest payable in full on December 18, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, there were no reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, which were not timely filed during the fiscal year ended December 31, 1996.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholders having proposals that they desire to present at next year's annual meeting of stockholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company not later than December 29, 1997. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested stockholders to that Rule. Proposals may be mailed to the Corporate Secretary, UOL Publishing, Inc., 8251 Greensboro Drive, Suite 500, McLean, Virginia 22102.

OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your poxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UOL Publishing, Inc.


                                 DETACH HERE                        UOL 2F
-----------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
                                                                                                      FOR  AGAINST  ABSTAIN
  1.  Election of Directors:                              2.  To approve amendments to the            [ ]    [ ]      [ ]
      NOMINEES:  Narasimhan P. Kannan, Carl N. Tyson,         Company's 1996 Stock Plan to,
      Edson D. deCastro, Dennis J. Dougherty,                 among other things, increase the
      William E. Kimberly D. Wayne Silby,                     number of shares of Common
      Barry K. Fingerhut                                      Stock reserved for issuance
           FOR         WITHHELD                               thereunder by 388,933 shares.
           [ ]           [ ]                                                                          FOR  AGAINST  ABSTAIN
                                                          3.  To ratify the appointment of Earnst &   [ ]    [ ]      [ ]
  [ ] __________________________________________              Young LLP as independent auditors
       For all nominees except as noted above                 of the Company for 1997.

                                                          4.  In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                                                                  MARK HERE
                                                                 FOR ADDRESS   [ ]
                                                                  CHANGE AND
                                                                 NOTE AT LEFT

                                                          Please sign exactly as name appears hereon.  Joint owners should each sign, Executors, administrators, trustees, guardians or other fudiciaries should give full title as such.  If signing for a corporation please sign in full corporate name by a duly
                                                          authorized officer.

Signature: ______________________ Date: _________________ Signature: ______________________________________ Date: ________________
